EXHIBIT 3.2


                                     FORM OF
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            PREMIER EXHIBITIONS, INC.

      The undersigned, for the purpose of amending the Articles of Incorporation filed by PREMIER EXHIBITIONS, INC. (the "Corporation") pursuant to the Florida Business Corporation Act, Florida Statutes, Section 607.1006, hereby adopts the following amendment to its Articles of Incorporation:

                                AMENDMENT ADOPTED

      Article V of the original filed Articles of Incorporation, as filed with the Secretary of State of the Florida Division of Corporations on July 28, 2004, is hereby amended to increase the aggregate number of shares of voting common stock of the Corporation from THIRTY MILLION (30,000,000) to FORTY MILLION (40,000,000); and shall be so amended to read as follows:

                                    ARTICLE V

                                AUTHORIZED SHARES

          The aggregate number of shares which the Corporation shall have the authority to issue shall be FORTY MILLION (40,000,000) shares of voting common stock with $.0001 par value per share.


                           EFFECTIVE DATE OF AMENDMENT

      The above amendment was adopted by the Corporation's Board of Directors by resolution dated as of March 28, 2005.

                              ADOPTION OF AMENDMENT

      The above amendment was approved by a Written Consent of the shareholders of a majority of the shares of common stock of the Corporation pursuant to
Section 607.0704 of the Florida Business Corporation Act.

      IN WITNESS WHEREOF, signed this 31st day of August, 2005.

                                        Premier Exhibitions, Inc.

                                        /s/ Arnie Geller
                                        -----------------------
                                        Name:  Arnie Geller
                                        Title: President and
                                               Chief Executive Officer